EXHIBIT 1

                             JOINT FILING AGREEMENT

THIS  AGREEMENT  dated  for  reference  the  16th  day  of  November,  2001.

WHEREAS:

A. Holger Timm ("Timm") and Ventegis Capital AG ("Ventegis") have interests in certain shares of common stock of Cybernet Internet Services International, Inc. (the "Company");

B. Timm is a minority shareholder of Ventegis and a member of its board of directors; and

C. Timm and Ventegis (each a "Filer" and collectively, the "Filers") are responsible for filing a Schedule 13D/A relating to the change in beneficial ownership of the shares of common stock of the Company, pursuant to U.S. securities laws.

NOW  THEREFORE  THE  PARTIES  AGREE  AS  FOLLOWS:

1. Each Filer covenants and agrees that it is individually eligible to use the Schedule 13D/A which is to be filed;

2. Each Filer is individually responsible for the timely filing of any amendments to the Schedule 13D/A, and for the completeness and accuracy of the information concerning themselves, but is not responsible for the completeness and accuracy of any of the information contained in the
       Schedule 13D/A as to the other Filer, unless such Filer knows or has reason to believe that the information is inaccurate;

3. The Schedule 13D/A contains the required information with regard to each Filer and indicates that it is filed on behalf of both Filers; and

4. Each Filer agrees that the Schedule 13D/A to which this Joint Filing Agreement is attached as Exhibit 1 is filed on its behalf.

IN  WITNESS  WHEREOF the parties have duly executed this Joint Filing Agreement.


                                          VENTEGIS  CAPITAL  AG


/s/  Holger  Timm                         By:  /s/  Karsten  Haesen
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Holger  Timm                              Name:  Karsten  Haesen
                                                 ------------------
                                          Title: Vorstand
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